EXHIBIT 21

                         SAMARITAN PHARMACEUTICALS INC.

SUBSIDIARY                                                       STATE OF
(Name under which                                             INCORPORATION
subsidiary does business)                                     OR ORGANIZATION
-------------------------                                     ---------------
Samaritan Europe, S.A.                                            Greece
Samaritan Ireland Pharmaceuticals, Limited                        Ireland
Steoidogenesis Inhibitors, Inc.                                   Nevada